                                                                   EXHIBIT 99.1

                       AMERICAN SCIENCE AND ENGINEERING, INC.
                              829 Middlesex Turnpike
                          Billerica, Massachusetts 01821

                                  May 31, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Re:  LETTER TO SECURITIES AND EXCHANGE COMMISSION
     PURSUANT TO TEMPORARY NOTE 3T

Ladies and Gentlemen,

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, American Science and Engineering, Inc. has obtained a letter from Arthur Andersen LLP ("Andersen"), its independent public accountants, stating that the March 31, 2002 audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                       Very truly yours,

                                       American Science and Engineering, Inc.



                                       Andrew Morrison
                                       Chief Financial Officer